UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio
(Address of Principal Executive Offices)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders.

On May 3, 2016, M/I Homes, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders. The results of the matters voted on by shareholders at the Annual Meeting were as follows:

1)
The following individuals were elected as directors of the Company to serve until the Company’s 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Nominee	Votes For	Votes Withheld	Non-Votes
Friedrich K.M. Böhm	22,430,872	240,581	1,322,446
William H. Carter	22,624,658	46,795	1,322,446
Robert H. Schottenstein	22,461,941	209,513	1,332,446

2)
The shareholders, (a) approved an amendment to the M/I Homes, Inc. 2009 Long-Term Incentive Plan to (i) increase the number of common shares available for issuance under the plan from 2,600,000 common shares to 3,900,000 common shares and (ii) add a limit on the aggregate value of equity-based awards that may be granted to our non-employee directors under the plan during any fiscal year and (b) reapproved the material terms of the performance goals under the M/I Homes, Inc. 2009 Long-Term Incentive Plan in accordance with Section 162(m) of the Internal revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

Votes For	Votes Against	Votes Abstained	Non-Votes
22,174,914	494,450	2,090	1,322,446

3)	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Non-Votes
22,143,565	524,692	3,197	1,322,446

4)	The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

Votes For	Votes Against	Votes Abstained
23,777,695	211,472	4,732

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer